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NEWS                                               CONTACT:  Sharon Baumeister
FOR IMMEDIATE RELEASE                                        Investor Relations
                                                             ORBIT/FR, Inc.
                                                             (215) 674-5100
                                                             sharonb@orbitfr.com
                                                             -------------------


             ORBIT/FR HAS REACHED A FINAL SETTLEMENT WITH THE STATE DEPARTMENT TERMINATING THE COMPANY'S ITAR EXPORT DEBARMENT

HORSHAM, PA, September 6, 2005-- ORBIT/FR, Inc., a leader in microwave antenna testing and measurement systems, announced today that it has reached a final settlement with the Office of Defense Trade Controls Compliance, Directorate of Defense Trade Control (DDTC) of the United States Department of State, terminating as of August 29, 2005 the statutory debarment that prohibited the Company's direct or indirect participation in exports subject to the International Traffic in Arms Regulations (ITAR). Accordingly, under the terms of the Consent Agreement DDTC will resume the normal processing of license applications involving the Company.

On November 10, 1999, license applications involving the Company for the export of ITAR-controlled defense articles or defense services became subject to a policy of denial by reason of the Company's conviction of violations of the Arms Export Control Act. The Company announced today that it has entered into a Consent Agreement with DDTC regarding all civil charges, penalties and sanctions arising out of these export violations. The Company has agreed to pay a penalty in the amount of $100,000, payable in three annual installments. An additional penalty in the amount of $200,000 has been assessed to cover the costs to be incurred by the Company and its affiliates during the next three years to implement compliance measures mandated by the Consent Agreement. Under the terms of the Consent Agreement, an additional penalty of $200,000 has been assessed, but is suspended on condition that the Company and its affiliates comply with the foregoing foreign export restrictions. The Company further agreed that, for a period of six years, its foreign subsidiaries will not export any non-US defense article or furnish any non-US defense service to any country identified in ITAR Part 126 without the consent of the Assistant Secretary of State for Political-Military Affairs. The Company's foreign affiliates have agreed to comply with a similar restriction for a period of three years.

"We are very pleased with the full reinstatement of the Company's ITAR export privileges and the final and complete settlement of all charges related to its export violations" stated Israel Adan, the Company's President and CEO. He further stated that "the Company has already instituted export compliance measures and will continue to implement all the remedial and control measures contemplated by the Consent Agreement."

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the Company's ability to fully comply with the terms of the Consent Agreement and the ultimate avoidance of payment of suspended
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penalties, as well as its ability to obtain export licenses and any future revenues and profitability, involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and Forms 10-Q. This press release, and all SEC filings are available at www.orbitfr.com